SECRETARY OF STATE
RECEIVED

79 JUL 23 AM 9: 5?

D157???? 178428

18

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Kedar Corporation

SECOND: The following amendment was adopted by the shareholders of the corporation on June 15, 1979, in the manner prescribed by the Colorado Corporation Act:

The authorized number of shares of the Company's no par value common stock has been increased from 1,500,000 to 5,000,000.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,177,386 and the number of shares entitled to vote thereon was 1,177,386.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
No par value common stock	1,177,386

FIFTH: The number of shares voted for such amendment was 691,178; and the number of shares voted against such amendment was 2800.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

CLASS	NUMBER OF SHARES VOTED For	Against
No par value common stock	691,178	2800

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: None.

KEDAR CORPORATION

By [signature]
(Its President and Treasurer)

COMPUTER UPDATE COMPLETE
AB

and [signature]
(Its Vice-President and Secretary)

STATE OF COLORADO
Boulder County of Boulder) ss.

Before me, Anita Tracy, a Notary Public in and for the said County and State, personally appeared [signature] who acknowledged before me that he is the [signature] of Kedar Corporation
(Title of officer) (Name of the corporation)

a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

In witness whereof I have hereunto set my hand and seal this [illegible] day of [illegible] A.D. 1979

My commission expires My Commission Expires March [illegible]

(Notary Public)